Washington Federal, Inc.
425 Pike Street
Seattle, WA 98101

Contact:  Cathy Cooper
(206) 777-8246

Thursday, October 20, 2005
FOR IMMEDIATE RELEASE


Washington Federal's Annual Earnings Increase 11%


SEATTLE - Washington Federal, Inc. (Nasdaq: WFSL), parent company of Washington Federal Savings, today announced earnings of $145,889,000 or $1.67 per diluted share for the year ended September 30, 2005, compared to $131,868,000 or $1.51 per diluted share for the same period one year ago, an 11% increase. Earnings for the fourth fiscal quarter amounted to $34,389,000 or $.39 per diluted share compared to $31,493,000 or $.36 per diluted share for the same period one year ago, a 9% increase.

Roy M. Whitehead, Chief Executive Officer, commented, "Fiscal 2005 was a very good year for Washington Federal. Record loan production and strong deposit inflows accompanied a healthy increase in earnings which was delivered despite a sharp increase in deposit costs. Overall housing activity remains solid throughout our lending territory and problem assets are negligible. Near-term challenges center primarily on what we expect will be continued pressure on funding costs and a tighter spread between short and long term interest rates."

The year produced a return on assets of 1.90%, while return on equity amounted to 12.63%. The Company's efficiency ratio (operating expenses as a percentage of net revenue) of 19.16% remains among the best in the industry.

Record loan production for the year ended September 30, 2005 totaled $2,436,000,000, an 18% increase over the previous record of $2,070,000,000 produced in fiscal 2004. Total assets of $8.2 billion at September 30, 2005, represents an increase of $1.1 billion or 15% above last year. During the quarter the Company recorded a $2.2 million charge for the early extinguishment of debt, a $1.5 million expense for a state business tax assessment and a $2.5 million reduction of federal income tax expense. As a result of a change in accounting rules, beginning in October 2005, the Company will record an estimated expense of $375,000 per quarter for unvested stock options outstanding as of September 30, 2005.

On October 21, 2005, Washington Federal will pay a cash dividend of $.20 per share to common stockholders of record on October 7, 2005. This will be the company's 91st consecutive quarterly cash dividend.

During the year the Company opened new branch locations in Klamath Falls, Oregon, Richardson, Texas and Las Vegas, Nevada.

Washington Federal Savings, with headquarters in Seattle, Washington, has 122 offices in seven western states.



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                    WASHINGTON FEDERAL, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   (UNAUDITED)


                                                                        September 30, 2005     September 30, 2004
                                                                        ------------------     ------------------
                                                                           (In thousands, except per share data)

ASSETS
Cash and cash equivalents .........................................         $   637,791          $    508,361
Securities purchased under agreements to resell ...................                   -               200,000
Available-for-sale securities, including mortgage-backed
   securities of $899,920 .........................................           1,077,856               899,525
Held-to-maturity securities, including mortgage-backed
   securities of $175,421 .........................................             212,479               156,373
Securitized assets subject to repurchase, net .....................              71,257               110,607
Loans receivable, net .............................................           5,937,675             4,982,836
Interest receivable ...............................................              34,048                29,832
Premises and equipment, net .......................................              63,287                63,049
Real estate held for sale .........................................               5,631                 8,630
FHLB stock ........................................................             129,453               137,274
Intangible assets .................................................              57,259                58,939
Other assets ......................................................               7,714                13,779
                                                                            -----------           -----------
                                                                            $ 8,234,450           $ 7,169,205
                                                                            ===========           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Customer accounts
   Savings and demand accounts ....................................         $ 5,002,172           $ 4,569,245
   Repurchase agreements with customers ...........................              29,333                41,113
                                                                            -----------           -----------
                                                                              5,031,505             4,610,358
FHLB advances .....................................................           1,230,000             1,200,000
Other borrowings...................................................             655,000               100,000
Advance payments by borrowers for taxes and insurance .............              27,533                25,226
Federal and state income taxes ....................................              44,617                62,081
Accrued expenses and other liabilities ............................              58,487                51,352
                                                                            -----------           -----------
                                                                              7,047,142             6,049,017
STOCKHOLDERS' EQUITY
Common stock, $1.00 par value, 300,000,000 shares authorized;
   104,140,966 and 103,821,846 shares issued; 86,933,294 and
   86,547,557 shares outstanding ..................................             104,141                94,383
Paid-in capital ...................................................           1,240,310             1,161,627
Accumulated other comprehensive income (loss), net of taxes .......                (704)               17,107
Treasury stock, at cost; 17,207,672 and 17,274,289 shares .........            (205,874)             (206,666)
Retained earnings .................................................              49,435                53,737
                                                                            -----------           -----------
                                                                              1,187,308             1,120,188
                                                                            -----------           -----------
                                                                            $ 8,234,450           $ 7,169,205
                                                                            ===========           ===========

CONSOLIDATED FINANCIAL HIGHLIGHTS
Stockholders' equity per share ....................................         $     13.66         $       12.94
Stockholders' equity to total assets ..............................               14.42%                15.62%
Weighted average rates at period end
  Loans and mortgage-backed securities* ...........................                6.19%                 6.17%
  Investment securities** .........................................                3.74                  3.01
  Combined loans, mortgage-backed securities
     and investment securities ....................................                5.91                  5.62
  Customer accounts ...............................................                2.94                  1.96
  Borrowings ......................................................                4.51                  4.96
  Combined cost of customer accounts and borrowings ...............                3.37                  2.62
  Interest rate spread ............................................                2.54                  3.00

* Includes securitized assets subject to repurchase
**Includes municipal bonds at tax equivalent yields and cash equivalents



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

                    WASHINGTON FEDERAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                               Quarter Ended September 30,        Year Ended September 30,

                                                                --------------------------        --------------------------
                                                                  2005             2004           2005              2004
                                                                --------         --------       ---------        ---------
                                                                           (In thousands, except per share data)

INTEREST INCOME
Loans and securitized assets subject to repurchase .........    $ 97,610          $83,534       $369,023         $330,967
Mortgage-backed securities .................................      12,813           12,781         61,459           48,554
Investment securities and cash equivalents .................       7,752            8,883         31,419           34,251
                                                                --------         --------       --------         --------
                                                                 118,175          105,198        461,901          413,772

INTEREST EXPENSE
Customer accounts ..........................................      34,719           22,127        115,826           86,099
FHLB advances and other borrowings .........................      21,584           19,124         79,434           83,654
                                                                --------         --------       --------         --------
                                                                  56,303           41,251        195,260          169,753
                                                                --------         --------       --------         --------
NET INTEREST INCOME ........................................      61,872           63,947        266,641          244,019
Provision (reversal of reserve) for loan losses ............           -                -           (134)            (231)
                                                                --------         --------       --------         --------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES ........      61,872           63,947        266,775          244,250

OTHER INCOME
Loss on sale of securities, net ............................           -             (171)        (3,534)            (890)
Loss on extinguishment of debt .............................      (2,194)          (5,191)        (2,194)          (5,191)
Other ......................................................       3,188            2,653         12,137           11,224
                                                                --------         --------       --------         --------
                                                                     994           (2,709)         6,409            5,143

OTHER EXPENSE
Compensation and fringe benefits ...........................       8,436            8,118         34,197           31,084
Occupancy ..................................................       1,915            2,323          8,788            7,813
Other ......................................................       3,255            2,154          9,334            7,367
                                                                --------         --------       --------         --------
                                                                  13,606           12,595         52,319           46,264
Gain on real estate acquired through foreclosure, net                180               28          1,443              583
                                                                --------         --------       --------         --------
Income before income taxes .................................      49,440           48,671        222,308          203,712
Income taxes ...............................................      15,051           17,178         76,419           71,844
                                                                --------         --------       --------         --------
NET INCOME .................................................    $ 34,389         $ 31,493       $145,889         $131,868
                                                                ========         ========       ========         ========

PER SHARE DATA
Basic earnings .............................................    $    .40         $    .36     $     1.68         $   1.53
Diluted earnings ...........................................         .39              .36           1.67             1.51
Cash dividends .............................................         .20              .19            .78              .75
Weighted average number of shares outstanding,
   including dilutive stock options ........................  87,544,855       87,246,302     87,478,708       87,130,787

PERFORMANCE RATIOS
Return on average assets ...................................        1.71%            1.73%          1.90%            1.78%
Return on average stockholders' equity .....................       11.63%           11.37%         12.63%           12.12%

Net interest margin ........................................        3.18%            3.61%          3.57%            3.41%



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